EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 20, 2006 accompanying the financial statements and supplemental schedules of RAIT Investment Trust 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of RAIT Investment Trust on Form S-8 (File No. 333-109158, effective September 26, 2003).
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 20, 2006

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